Exhibit 4.33

Uranium One Australia Pty Ltd
75a Magill Rd • STEPNEY • SA • 5069
PO Box 2119 • KENT TOWN • SA • 5071
Tel +61 8 8363 7006 • Fax +61 8 8363 7009

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc.(the “Company”) under the United States Securities Act of 1933, as amended, in connection with certain scientific and technical information contained in (a) the Company’s Annual Information Form for the year ended December 31, 2006 concerning the Honeymoon Uranium Project and (b) the Company’s investor conference call and transcript thereof, and related slide show, each dated June 4, 2007 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Colin Skidmore
Mr. Colin Skidmore

Directors: Gregory Allan Cochran • John MacKenzie Sibley • Rachel Jane Rees

ABN: 15 069 420 462